Exhibit 23.1

Consent of KPMG LLP

The Board of Directors
Duke Realty Corporation:

We consent to the incorporation by reference in the Registration Statements No. 333-128132, No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492 and No. 333-70678 on Form S-3, No. 333-77645 on Form S-4 and No. 333-124364, No. 333-82061, No. 333-35162, No. 333-42513, No. 333-113907 and No. 333-128133 on Form S-8 of Duke Realty Corporation of our report dated April 28, 2006, with respect to The Mark Winkler Operating Properties Combined Statement of Revenue in Excess of Certain Expenses for the year ended December 31, 2005, which report appears in the Form 8-K/A of Duke Realty Corporation dated May 10, 2006. Our report includes a paragraph that states that the statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the revenue and expenses of The Mark Winkler Operating Properties.

KPMG LLP

Indianapolis, Indiana
May 10, 2006